Exhibit 99.2

Contact:	FOR RELEASE:
Eliott Trencher	May 2, 2024
Executive Vice President,
Chief Financial Officer
and Chief Investment Officer
(310) 481-8587
or
Bill Hutcheson
Senior Vice President,
Investor Relations & Capital Markets
(415) 778-5678

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, May 2, 2024 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2024.

First Quarter Highlights

Financial Results
•Revenues of $278.6 million
•Net income available to common stockholders of $0.42 per diluted share
•Funds from operations available to common stockholders and unitholders (“FFO”) of $133.7 million, or $1.11 per diluted share

Leasing and Occupancy
•Stabilized portfolio was 84.2% occupied and 85.7% leased at March 31, 2024
•Signed approximately 400,000 square feet of leases, inclusive of 116,000 square feet of short-term leases, comprised of 161,000 square feet of new leasing on previously vacant space, 79,000 square feet of new leasing on currently occupied space, and 160,000 square feet of renewal leasing
◦GAAP rents increased 8.6% and cash rents decreased 2.9% from prior levels on stabilized leasing, excluding short-term leasing

Balance Sheet / Liquidity
•In January, completed a public offering of $400.0 million of 12-year unsecured senior notes at an interest rate of 6.250% due January 2036
•In March, closed on the recast of the Company’s $1.1 billion unsecured revolving credit facility, which now matures July 31, 2028, before extension options
•In connection with the recast of the unsecured revolving credit facility, paid down the existing $520.0 million unsecured term loan facility by $200.0 million and extended the final maturity on an aggregate principal amount of $200.0 million of the remaining $320.0 million by twelve months to October 3, 2027, inclusive of exercising two one-year extension options
•As of March 31, 2024, the Company had approximately $2.0 billion of total liquidity comprised of approximately $0.9 billion of cash and short-term investments and approximately $1.1 billion available under the unsecured revolving credit facility
•In March, established a new $500.0 million “at-the-market” stock offering program
•In March, the Company’s Board of Directors (the “Board”) approved a $500.0 million share repurchase program

Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The Company is providing an updated Nareit-defined FFO per diluted share guidance for the full year 2024 of $4.15 to $4.30 per share, with a midpoint of $4.23 per share.

	Full Year 2024 Range as of February 2024		Full Year 2024 Range as of May 2024
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.45	$1.61	$1.46	$1.61

Weighted average common shares outstanding - diluted (1)	118,000	118,000	118,000	118,000

Net income available to common stockholders	$171,000	$190,000	$172,500	$190,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,900	2,000	1,900	2,000
Net income attributable to noncontrolling interests in consolidated property partnerships	20,500	21,000	20,500	21,000
Depreciation and amortization of real estate assets	330,000	330,000	335,000	336,000
Gains on sales of depreciable real estate	—	—	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(30,000)	(32,000)	(31,000)	(32,000)
Funds From Operations (2)	$493,400	$511,000	$498,900	$517,000

Weighted average common shares/units outstanding – diluted (3)	120,250	120,250	120,250	120,250

Funds From Operations per common share/unit – diluted (3)	$4.10	$4.25	$4.15	$4.30

Key Assumptions	February 2024 Assumptions	May 2024 Assumptions
Change in same store cash NOI (4)	(4.0%) to (6.0%)	(3.5%) to (5.5%)
Average full year occupancy	82.5% to 84.0%	82.5% to 84.0%
General and administrative expenses	$72 million to $80 million	$72 million to $80 million
Total development spending (5)	$200 million to $300 million	$200 million to $300 million
Weighted average common shares/units outstanding – diluted (in thousands) (3)	120,250	120,250

 ________________________
(1)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

(4)See management statement for Same Store Cash Net Operating Income on page 32 of our Supplemental Financial Report furnished on Form 8-K with this press release.
(5)Remaining 2024 development spending is $150 million to $250 million.

The Company’s guidance estimates for the full year 2024, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The Company’s management will discuss first quarter results and the current business environment during the Company’s May 3, 2024 earnings conference call. The call will begin at 9:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=7488a962&confId=58187. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/123531322. It may be necessary to download audio software to hear the conference call. A replay of the conference call will be available via telephone on May 3, 2024 through May 10, 2024 by dialing (866) 813-9403 and entering passcode 591632. International callers should dial (929) 458-6194 and enter the same passcode. The replay will also be available on our website at https://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “Company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Los Angeles, the San Francisco Bay Area, Seattle, and Austin. The Company has earned global recognition for sustainability, building operations, innovation, and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science, and business services companies.

The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring, and managing office, life science, and mixed-use projects.

As of March 31, 2024, Kilroy’s stabilized portfolio totaled approximately 17.0 million square feet of primarily office and life science space that was 84.2% occupied and 85.7% leased. The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 93.1%. In addition, the Company had two in-process life science redevelopment projects totaling approximately 100,000 square feet with total estimated redevelopment costs of $80.0 million, and one approximately 875,000 square foot in-process development project with a total estimated investment of $1.0 billion.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwel, and ENERGY STAR certifications across the portfolio.

A significant part of the Company’s foundation is its commitment to enhancing employee growth, satisfaction, and wellness while maintaining a diverse and thriving culture. For four consecutive years, the Company has been named to Bloomberg’s Gender Equality Index, which recognizes companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts;

delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$278,581	$292,802

Net income available to common stockholders	$49,920	$56,608

Weighted average common shares outstanding – basic	117,338	117,059
Weighted average common shares outstanding – diluted	117,961	117,407

Net income available to common stockholders per share – basic	$0.42	$0.48
Net income available to common stockholders per share – diluted	$0.42	$0.48

Funds From Operations (1)(2)	$133,723	$145,959

Weighted average common shares/units outstanding – basic (3)	119,660	118,818
Weighted average common shares/units outstanding – diluted (4)	120,283	119,165

Funds From Operations per common share/unit – basic (2)	$1.12	$1.23
Funds From Operations per common share/unit – diluted (2)	$1.11	$1.22

Common shares outstanding at end of period	117,366	117,121
Common partnership units outstanding at end of period	1,151	1,151
Total common shares and units outstanding at end of period	118,517	118,272

	March 31, 2024	March 31, 2023
Stabilized office portfolio occupancy rates: (5)
Los Angeles	76.5%	80.8%
San Diego	87.9%	85.9%
San Francisco Bay Area	89.9%	94.7%
Seattle	83.6%	95.3%
Austin	71.5%	—%
Weighted average total	84.2%	89.6%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles	4,338	4,344
San Diego	2,776	2,698
San Francisco Bay Area	6,170	6,164
Seattle	3,000	3,000
Austin	759	—
Total	17,043	16,206
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. nonvested stock and certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	March 31, 2024	December 31, 2023
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,743,170	$1,743,170
Buildings and improvements	8,479,359	8,463,674
Undeveloped land and construction in progress	2,114,242	2,034,804
Total real estate assets held for investment	12,336,771	12,241,648
Accumulated depreciation and amortization	(2,594,996)	(2,518,304)
Total real estate assets held for investment, net	9,741,775	9,723,344

Cash and cash equivalents	855,007	510,163
Marketable securities	109,513	284,670
Current receivables, net	13,291	13,609
Deferred rent receivables, net	457,494	460,979
Deferred leasing costs and acquisition-related intangible assets, net	226,506	229,705
Right of use ground lease assets	130,026	125,506
Prepaid expenses and other assets, net	65,588	53,069
TOTAL ASSETS	$11,599,200	$11,401,045

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$601,990	$603,225
Unsecured debt, net	4,518,297	4,325,153
Accounts payable, accrued expenses and other liabilities	401,892	371,179
Ground lease liabilities	128,966	124,353
Accrued dividends and distributions	65,111	64,440
Deferred revenue and acquisition-related intangible liabilities, net	166,436	173,638
Rents received in advance and tenant security deposits	73,777	79,364
Total liabilities	5,956,469	5,741,352

EQUITY:
Stockholders’ Equity
Common stock	1,174	1,173
Additional paid-in capital	5,208,753	5,205,839
Retained earnings	203,080	221,149
Total stockholders’ equity	5,413,007	5,428,161
Noncontrolling Interests
Common units of the Operating Partnership	53,087	53,275
Noncontrolling interests in consolidated property partnerships	176,637	178,257
Total noncontrolling interests	229,724	231,532
Total equity	5,642,731	5,659,693
TOTAL LIABILITIES AND EQUITY	$11,599,200	$11,401,045

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
REVENUES
Rental income	$274,890	$290,104
Other property income	3,691	2,698
Total revenues	278,581	292,802

EXPENSES
Property expenses	57,320	53,780
Real estate taxes	29,239	28,228
Ground leases	2,752	2,369
General and administrative expenses (1)	17,579	23,936
Leasing costs	2,279	1,372
Depreciation and amortization	88,031	93,676
Total expenses	197,200	203,361

OTHER INCOME (EXPENSES)
Interest income	13,190	1,460
Interest expense	(38,871)	(25,671)
Total other expenses	(25,681)	(24,211)

NET INCOME	55,700	65,230

Net income attributable to noncontrolling common units of the Operating Partnership	(502)	(560)
Net income attributable to noncontrolling interests in consolidated property partnerships	(5,278)	(8,062)
Total income attributable to noncontrolling interests	(5,780)	(8,622)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$49,920	$56,608

Weighted average shares of common stock outstanding – basic	117,338	117,059
Weighted average shares of common stock outstanding – diluted	117,961	117,407

Net income available to common stockholders per share – basic	$0.42	$0.48
Net income available to common stockholders per share – diluted	$0.42	$0.48
________________________
(1)The three months ended March 31, 2023 includes $3.2 million of retirement costs for our former CEO and former President, primarily comprised of accelerated stock compensation expense.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net income available to common stockholders	$49,920	$56,608
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	502	560
Net income attributable to noncontrolling interests in consolidated property partnerships	5,278	8,062
Depreciation and amortization of real estate assets	86,460	91,671
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(8,437)	(10,942)
Funds From Operations(1)(2)(3)	$133,723	$145,959

Weighted average common shares/units outstanding – basic (4)	119,660	118,818
Weighted average common shares/units outstanding – diluted (5)	120,283	119,165

Funds From Operations per common share/unit – basic (2)	$1.12	$1.23
Funds From Operations per common share/unit – diluted (2)	$1.11	$1.22
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $6.5 million and $5.2 million for the three months ended March 31, 2024 and 2023, respectively.

(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.